SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) July 29, 2008

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 29, 2008, Entergy Corporation issued two public announcements, which are attached as exhibits 99.1 and 99.2 hereto (the "Earnings Releases") and incorporated herein by reference, announcing its results of operations and financial condition for the second quarter 2008. The information in Exhibits 99.1 and 99.2 is being furnished pursuant to this Item 2.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 3, 2007, the Board of Directors of Entergy Corporation approved a plan to pursue a separation of its non-utility nuclear business from Entergy's regulated utility business through a tax-free spin-off of Enexus Energy Corporation, which will hold Entergy's non-utility nuclear business.  On July 29, 2008, Entergy Corporation announced that its Board of Directors had approved certain elements of the leadership structure and designated individuals who will fill key board and management roles at Enexus Energy Corporation.  As a result of such approval, William A. Percy, II, a member of the Board of Directors of Entergy Corporation, is expected to be elected a director Enexus Energy Corporation and Richard J. Smith, President and Chief Operating Officer of Entergy Corporation, is expected to be named Chief Executive Officer and be elected a director of Enexus Corporation.  Upon completion of the spin-off, Mr. Percy is expected to resign from the Board of Directors of Entergy Corporation and Mr. Smith is expected to resign from his position as President and Chief Operating Officer of Entergy Corporation.

Item 7.01. Regulation FD Disclosure

On July 29, 2008, Entergy Corporation issued the Earnings Releases, which are attached as exhibits 99.1 and 99.2 hereto and incorporated herein by reference, announcing its results of operations and financial condition for the second quarter 2008. The information in Exhibits 99.1 and 99.2 is being furnished pursuant to this Item 7.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Release, dated July 29, 2008, issued by Entergy Corporation.
99.2	Release, dated July 29, 2008, issued by Entergy Corporation.
99.3	Statement on Uses and Usefulness of Non-GAAP Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By: /s/ Theodore H. Bunting, Jr.
Theodore H. Bunting, Jr.
Senior Vice President and
Chief Accounting Officer

Dated: July 29, 2008